EXHIBIT (99)(a)

NEWS RELEASE

January 26, 2009
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $398,000, or $0.07 basic and diluted net income per share, for the three months ended December 31, 2008 as compared to $1.6 million or $0.28 basic and diluted net income per share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in fourth quarter earnings to a decrease in net interest income and an increase in provision for loan losses.  Mr. Wolfe noted that the decline in earnings for the fourth quarter reflects the impact of the current financial crisis that has caused steeply declining real estate values and lower levels of new home sales.  As a result the Company experienced a significant increase in the level of charge-offs and related increase in the provision for loan losses compared to the same quarter in 2007 as the Company aggressively recognized losses on newly non-performing loans for the three months ended December 31, 2008.

Year-to-date net income as of December 31, 2008 was $6.4 million, or $1.14 basic net income per share and $1.13 diluted net income per share as compared to $9.6 million, or $1.68 basic net income per share and $1.65 diluted net income per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity increased to $101.1 million, or 10.44% of total assets, at December 31, 2008 as compared to $70.1 million, or 7.73% of total assets, at December 31, 2007, primarily due to the issuance on December 23, 2008 of $25.1 million in senior preferred stock associated with the Company’s participation in the U.S. Treasury Department’s Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program.  The CPP, created by the U.S. Treasury, is a voluntary program in which selected, healthy financial institutions are encouraged to participate.  Approved use of the funds includes providing credit to qualified borrowers, either as companies or individuals, among other things.  Such participation is intended to support the economic development of the community and thereby restore the health of the local and national economy.  Mr. Wolfe characterized the Company’s participation in the program by saying, "We are pleased that our financial strength qualified our Company to participate in the program.  We view this as a vote of confidence in our Company, our management and our employees.  Peoples Bank has been an active, community-based lender for 96 years.  The CPP money will enable us to provide even greater support for the economic development of our communities.”

Net interest income for the quarter ended December 31, 2008 decreased 2% to $8.1 million compared to $8.3 million for the same period one year ago.  This decrease is primarily attributable to a 400 basis point reduction in the Bank’s prime commercial lending rate from December 31, 2007 to December 31, 2008.  The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $1.2 million for the three months ended December 31, 2008 compared to a net loss of $83,000 for the same period in 2007.  Net interest income after the provision for loan losses decreased 28% to $5.4 million during the fourth quarter of 2008,

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE TWO

compared to $7.5 million for the same period one year ago.  The provision for loan losses for the three months ended December 31, 2008 was $2.7 million as compared to $785,000 for the same period one year ago, primarily attributable to a $5.7 million increase in non-performing assets from December 31, 2007 to December 31, 2008, a $1.1 million increase net charge-offs during fourth quarter 2008 compared to fourth quarter 2007 and growth in the loan portfolio.   Charge-offs in fourth quarter 2008 included $255,000 on construction and acquisition and development loans and $755,000 on mortgage loans.  Mortgage loan charge-offs were comprised of $254,000 on commercial loans, $207,000 on residential loans and $293,000 on home equity loans.

Non-interest income increased 1% to $2.6 million for the three months ended December 31, 2008, as compared to $2.5 million for the same period one year ago.  Increases in components of non-interest income for the three months ended December 31, 2008 compared to the same period last year include a $170,000 increase in service charges and fees resulting from growth in the deposit base coupled with normal pricing changes and a $9,000 increase in mortgage banking income.  These increases in non-interest income were offset by a $27,000 loss on sale of securities, a $17,000 decrease in insurance and brokerage commissions and a $104,000 decrease in miscellaneous fee income when compared to the same period last year.  The decrease in miscellaneous income is primarily due to a $172,000 net increase in losses and write-downs on foreclosed property for the three months ended December 31, 2008 as compared to the same period last year.

Year-to-date net interest income as of December 31, 2008 decreased 4% to $32.8 million compared to $34.1 million for the same period one year ago.   This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate.   The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $3.4 million for the year ended December 31, 2008 compared to a net loss of $406,000 for the same period in 2007.  Net interest income after the provision for loan losses decreased 13% to $28.0 million for the year ended December 31, 2008, compared to $32.1 million for the same period one year ago.  The provision for loan losses for the year ended December 31, 2008 was $4.8 million as compared to $2.0 million for the same period one year ago, primarily attributable to an increase in non-performing assets, net charge-offs and increased loan growth.

Non-interest income increased 19% to $10.5 million for the year ended December 31, 2008, as compared to $8.8 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $1.4 million resulting from growth in deposit base coupled with normal pricing changes, an increase of $100,000 in mortgage banking income and a $395,000 decrease in the loss on sale and write-down of securities for the year ended December 31, 2008 when compared to the same period last year.  These increases in non-interest income were partially offset by a $95,000 decrease in insurance and brokerage commissions and a $106,000 decrease in miscellaneous income when compared to the same period last year.  The decrease in miscellaneous income is primarily due to a $170,000 net increase in losses and write-downs on foreclosed property for the year ended December 31, 2008 as compared to the same period last year.

Non-interest expense increased 11% to $28.9 million for the year ended December 31, 2008, as compared to $26.0 million for the same period last year. The increase in non-interest expense included: (1) an increase of $1.3 million or 9% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for the new branches, (2) an increase of $278,000 or 6% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with new offices, and (3) a net increase of $1.3 million or 18% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $407,000 in FDIC insurance expense, an increase of $309,000 in deposit program expense and an increase of $133,000 in foreclosure expense.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE THREE

Total assets as of December 31, 2008 amounted to $968.8 million, an increase of 7% compared to total assets of $907.3 million at December 31, 2007.  This increase is primarily attributable to an increase in commercial and residential mortgage loans.  Loans increased 8% to $781.2 million as of December 31, 2008 compared to $722.3 million as of December 31, 2007.

Non-performing assets increased 13% to $14.2 million or 1.47% of total assets at December 31, 2008, compared to $12.6 million or 1.30% of total assets at September 30, 2008 primarily due to a $2.8 million increase in non-performing loans, which was partially offset by a $1.2 million decrease in Other Real Estate Owned.  Non-performing assets amounted to $8.5 million or 0.93% of total assets at December 31, 2007.  Non-performing loans include $2.5 million in construction and acquisition and development loans, $8.7 million in commercial and residential mortgage loans and $1.2 million in other loans at December 31, 2008 as compared to $246,000 in construction and acquisition and development loans, $7.4 million in commercial and residential mortgage loans and $1.9 million in other loans as of September 30, 2008.  For the year ended December 31, 2007, non-performing loans was comprised of $413,000 in construction and acquisition and development loans, $4.9 million in commercial and residential mortgage loans and $2.7 in other loans.  The allowance for loan losses at December 31, 2008 amounted to $11.0 million or 1.41% of total loans compared to $9.1 million or 1.26% of total loans at December 31, 2007.

Deposits amounted to $721.1 million as of December 31, 2008, representing an increase of 4% over deposits of $693.6 million at December 31, 2007.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $7.1 million to $497.2 million at December 31, 2008 as compared to $490.1 million at December 31, 2007.  Certificates of deposit in amounts greater than $100,000 or more totaled $220.4 million at December 31, 2008 as compared to $203.5 million at December 31, 2007.

Securities sold under agreement to repurchase increased $9.9 million to $37.5 million at December 31, 2008 as compared to $27.6 million at December 31, 2007 as concerted efforts to promote cash management services have increased customer usage of this product.

Peoples Bank operates 21 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2007.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
December 31, 2008 and December 31, 2007

	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS:
Cash and due from banks	$19,743,047	$26,108,437
Interest bearing deposits	1,452,825	1,539,190
Federal funds sold	6,733,000	2,152,000
Cash and cash equivalents	27,928,872	29,799,627

Investment securities available for sale	124,916,349	120,968,358
Other investments	6,302,809	6,433,947
Total securities	131,219,158	127,402,305

Loans	781,188,082	722,276,948
Less: Allowance for loan losses	(11,025,516)	(9,103,058)
Net loans	770,162,566	713,173,890

Premises and equipment, net	18,296,895	18,234,393
Cash surrender value of life insurance	7,019,478	6,776,379
Accrued interest receivable and other assets	14,135,328	11,875,202
Total assets	$968,762,297	$907,261,796

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$104,448,128	$112,071,090
NOW, MMDA & Savings	210,057,612	196,959,895
Time, $100,000 or more	220,374,302	203,499,504
Other time	186,182,341	181,108,214
Total deposits	721,062,383	693,638,703

Demand notes payable to U.S. Treasury	1,600,000	1,600,000
Securities sold under agreement to repurchase	37,500,738	27,583,263
FHLB borrowings	77,000,000	87,500,000
FRB borrowings	5,000,000
Junior subordinated debentures	20,619,000	20,619,000
Accrued interest payable and other liabilities	4,851,750	6,219,248
Total liabilities	867,633,871	837,160,214

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; issued and
outstanding 25,054 shares in 2008
and no shares outstanding in 2007	25,054,000	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,539,056 shares in 2008
and 5,624,234 shares in 2007	47,564,744	48,651,895
Retained earnings	22,985,694	19,741,876
Accumulated other comprehensive income (loss)	5,523,988	1,707,811
Total shareholders' equity	101,128,426	70,101,582

Total liabilities and shareholders' equity	$968,762,297	$907,261,796

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2008 and 2007

	Three months ended		Years ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$12,196,827	$13,933,821	$50,603,885	$55,400,514
Interest on federal funds sold	2,415	16,161	54,765	383,492
Interest on investment securities:
U.S. Government agencies	1,087,385	1,160,016	4,392,356	4,571,571
States and political subdivisions	236,886	226,048	904,432	887,584
Other	52,477	124,840	367,423	488,465
Total interest income	13,575,990	15,460,886	56,322,861	61,731,626

INTEREST EXPENSE:
NOW, MMDA & savings deposits	734,386	1,123,393	3,248,844	4,098,892
Time deposits	3,541,488	4,446,186	15,008,193	17,430,012
FHLB borrowings	894,150	977,649	3,616,018	3,758,996
Junior subordinated debentures	226,528	380,129	1,016,361	1,475,701
Other	123,877	277,863	637,201	821,331
Total interest expense	5,520,429	7,205,220	23,526,617	27,584,932
NET INTEREST INCOME	8,055,561	8,255,666	32,796,244	34,146,694
PROVISION FOR LOAN LOSSES	2,687,000	785,000	4,794,000	2,038,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,368,561	7,470,666	28,002,244	32,108,694

NON-INTEREST INCOME:
Service charges	1,388,725	1,260,317	5,202,972	4,278,238
Other service charges and fees	556,712	514,676	2,399,051	1,938,137
Gain (loss) on sale and write-down of securities	(26,713)	-	(167,048)	(561,832)
Mortgage banking income	134,252	124,816	660,288	560,291
Insurance and brokerage commission	95,666	112,391	425,653	521,095
Miscellaneous	431,847	535,810	1,973,673	2,079,765
Total non-interest income	2,580,489	2,548,010	10,494,589	8,815,694
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,759,804	3,980,173	15,194,393	13,887,841
Occupancy	1,376,860	1,231,913	5,029,096	4,750,634
Other	2,434,891	2,365,800	8,669,465	7,354,401
Total non-interest expense	7,571,555	7,577,886	28,892,954	25,992,876

INCOME BEFORE INCOME TAXES	377,495	2,440,790	9,603,879	14,931,512
INCOME TAXES	(20,484)	838,700	3,213,316	5,339,541

NET INCOME	$397,979	$1,602,090	$6,390,563	$9,591,971
PER SHARE AMOUNTS
Basic net income	$0.07	$0.28	$1.14	$1.68
Diluted net income	$0.07	$0.28	$1.13	$1.65
Cash dividends	$0.12	$0.12	$0.48	$0.41
Book value	$18.26	$12.46	$18.26	$12.46

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2008 and 2007

	Three months ended		Years ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$115,716,682	$119,953,571	$115,852,266	$120,295,773
Loans	774,495,809	698,558,472	747,203,397	665,378,875
Earning assets	905,942,852	827,744,417	876,424,683	801,093,648
Assets	957,728,611	879,315,517	929,797,419	846,835,613
Deposits	744,996,106	677,788,056	720,918,925	659,173,480
Shareholders' equity	76,258,306	69,584,027	76,241,015	70,586,143

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.62%	4.06%	3.83%	4.37%
Return of average assets	0.17%	0.72%	0.69%	1.13%
Return on average shareholders' equity	2.08%	9.13%	8.38%	13.59%
Shareholders' equity to total assets (period end)	10.44%	7.73%	10.44%	7.73%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,762,717	$8,687,033	$9,103,058	$8,303,432
Provision for loan losses	2,687,000	785,000	4,794,000	2,038,000
Charge-offs	(1,479,253)	(447,667)	(3,146,939)	(1,626,458)
Recoveries	55,052	78,692	275,397	388,084
Balance, end of period	$11,025,516	$9,103,058	$11,025,516	$9,103,058

ASSET QUALITY:
Non-accrual loans			$11,814,777	$7,987,472
90 days past due and still accruing			514,244	-
Other real estate owned			1,866,971	482,959
Total non-performing assets			$14,195,992	$8,470,431
Non-performing assets to total assets			1.47%	0.93%
Allowance for loan losses to non-performing assets			77.67%	107.47%
Allowance for loan losses to total loans			1.41%	1.26%

LOAN RISK GRADE ANALYSIS:			Percentage of Loans
			By Risk Grade*
			12/31/2008	12/31/2007
Risk 1 (excellent quality)			4.08%	11.06%
Risk 2 (high quality)			17.95%	14.06%
Risk 3 (good quality)			63.08%	62.53%
Risk 4 (management attention)			10.42%	9.51%
Risk 5 (watch)			2.14%	1.57%
Risk 6 (substandard)			0.80%	0.13%
Risk 7 (low substandard)			0.00%	0.03%
Risk 8 (doubtful)			0.00%	0.00%
Risk 9 (loss)			0.00%	0.00%

*Excludes non-accrual loans

At December 31, 2008 there were four relationships exceeding $1.0 million (which totaled $7.1 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade (which totaled $5.0 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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